 MedPro Safety Products, Inc. Appoints Former Governor of Kentucky Dr. Ernie Fletcher and MillerCoors Chief Executive Officer Leo Kiely to Board of Directors

Lexington, KY.—October 16, 2008—MedPro Safety Products, Inc. (OTC BB: MPSP), which develops and markets medical safety devices incorporating proprietary needlestick prevention technology, has appointed two new members, Mr. Leo Kiely and Dr. Ernest L. Fletcher, to its Board of Directors. Mr. Kiely, Chief Executive Officer of MillerCoors, and Dr. Fletcher, former Governor of Kentucky, were chosen for their ability and experience to bring deep insight and value to the company while maintaining the highest standards of corporate governance.

“We are fortunate to have such talented and experienced individuals joining our Board,” said Craig Turner, Chief Executive Officer of MedPro. “Both Mr. Kiely and Governor Fletcher have extensive expertise in their respective fields and will play an integral role in the continued growth of our company. We look forward to welcoming our new team members as we continue to work toward taking the company to the next level.”

Mr. Kiely is Chief Executive Officer of MillerCoors. Most recently, he was the president and Chief Executive Officer of Molson Coors Brewing Company. He has guided the company through major transitions in recent years, including the merger of Adolph Coors Company and Molson Inc. in 2005 and the acquisition of what is now Coors Brewers Limited in the United Kingdom. Previously, Mr. Kiely served in executive management and marketing positions with Frito-Lay Inc., a subsidiary of PepsiCo, and Ventura Coastal Corporation, a division of Seven Up Inc. He earned a bachelor’s degree from Harvard University and a master’s degree in business administration from the Wharton School of the University of Pennsylvania.

Former Kentucky Governor Dr. Ernie Fletcher has been - as an Air Force fighter pilot, engineer, family doctor, lay minister, state legislator, and United States Congressman. Governor Fletcher served his community as a family practice physician in Lexington for twelve years, including two years as CEO of the Saint Joseph Medical Foundation. Governor Fletcher’s legislative career began in 1995 as a State Representative for Kentucky’s 78th District. Governor Fletcher’s public service continued when he was elected to the United States House of Representatives in 1998 from Kentucky’s 6th Congressional District. In Congress, he served as a member of the House Committees on Energy and Commerce and was selected to chair the Policy Subcommittee on Health. Governor Fletcher is currently doing business development and healthcare consulting. He received his bachelor of science degree from the University of Kentucky, College of Engineering and a medical degree from the University of Kentucky, College of Medicine.

About MedPro Safety Products, Inc.

Founded in 1995 and headquartered in Lexington, Kentucky, MedPro Safety Products, Inc. (OTCBB: MPSP - News) has developed and acquired a portfolio of medical safety products incorporating proprietary needlestick prevention functionalities. For additional information, please refer to the ‘investor relations’ link on the Company’s website (http://www.medprosafety.com).

Safe Harbor Statement

This release includes forward-looking statements based upon current expectations of the management of MedPro Safety Products, Inc. that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward- looking statements as a result of a number of factors, including our ability to identify and acquire medical safety device safety technologies with product development potential; our ability to successfully develop and bring products to market, including obtaining regulatory approvals; our ability to successfully increase sales of our products; our ability to obtain additional financing on satisfactory terms; our ability to attract and retain qualified employees; and governmental regulation associated with the medical safety products industry. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements. We refer you to the more detailed discussion of risks and uncertainties under “Risk Factors” in our Annual Report on Form 10-K and our other reports on file with the Securities and Exchange Commission.

Contact:

MedPro Safety Products, Inc.
Marc Ray, 859-225-5375
VP Finance and CFO
or
The Investor Relations Group, 212-825-3210
Investor Relations:
Erica Ruderman/ Adam Holdsworth/ Brett Foley
or
Media Relations:
Laura Colontrelle